EXHIBIT 99.2


                             AVEX ELECTRONICS, INC.
                        CONDENSED COMBINED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)


                                         JUNE 30,
                                           1999
                                        -----------
                                        (UNAUDITED)

               ASSETS
Current assets:
     Cash and cash equivalents.......    $  11,552
     Accounts receivable, net........      135,599
     Inventories.....................      115,941
     Prepaid expenses and other
      assets.........................       11,563
                                        -----------
          Total current assets.......      274,655
                                        -----------
Property, plant and equipment, net of
  accumulated depreciation...........       77,258
Other assets, net....................        4,605
                                        -----------
                                         $ 356,518
                                        ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
     Notes payable...................    $  29,599
     Accounts payable................      126,010
     Income taxes payable............        1,106
     Accrued liabilities.............       34,645
     Notes payable to parent,
      including $7,727 of OPEB
      liability......................      234,626
                                        -----------
          Total current
           liabilities...............      425,986
Long term debt, less current
  portion............................           --
Deferred income taxes................           26
Other long term liability............        1,716
Notes payable to parent..............        1,919
Shareholders' deficit:
     Common stock....................            1
     Additional paid-in capital......       41,662
     Accumulated deficit.............     (111,566)
     Accumulated other comprehensive
      loss...........................       (3,226)
                                        -----------
          Total shareholders'
           deficit...................      (73,129)
Commitments and contingencies........
                                        -----------
                                         $ 356,518
                                        ===========

         See accompanying notes to condensed combined financial statements.

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
                             AVEX ELECTRONICS, INC.
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1999        1998
                                       ----------  ----------
                                            (UNAUDITED)
Sales................................  $  505,916  $  352,627
Cost of sales........................     485,659     354,176
                                       ----------  ----------
     Gross profit (loss).............      20,257      (1,549)
Selling, general and administrative
  expense............................      15,460      15,454
                                       ----------  ----------
Selling, general and administrative
  expenses, billed by parent.........       2,150       2,200
                                       ----------  ----------
     Income (loss) from operations...       2,647     (19,203)
Interest expense.....................      (6,450)     --
Interest expense, billed by parent...      (5,103)     (4,318)
                                       ----------  ----------
Other income (expense), net..........         262        (196)
                                       ----------  ----------
     Loss before income taxes........      (8,644)    (23,717)
Income tax expense...................       1,091         253
                                       ----------  ----------
     Net loss........................  $   (9,735) $  (23,970)
                                       ==========  ==========

         See accompanying notes to condensed combined financial statements.

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
                             AVEX ELECTRONICS, INC.
              CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS
                             (AMOUNTS IN THOUSANDS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1999        1998
                                       ----------  ----------
                                            (UNAUDITED)
Net loss.............................  $   (9,735) $  (23,970)
Other comprehensive loss, net of tax:
     Foreign currency translation
      adjustments....................        (673)       (360)
     Unrealized holding losses on
      securities.....................        (123)     --
                                       ----------  ----------
Comprehensive loss...................  $  (10,531) $  (24,330)
                                       ==========  ==========

         See accompanying notes to condensed combined financial statements.

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
                             AVEX ELECTRONICS, INC.
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                          SIX MONTHS ENDED
                                              JUNE 30
                                       ----------------------
                                          1999        1998
                                       ----------  ----------
                                            (UNAUDITED)
Cash flows from operating activities:
     Net loss........................  $   (9,735) $  (23,970)
     Adjustments to reconcile net
      loss to net cash used in
      operating activities:
          Depreciation and
             amortization expense....      11,475      11,860
     Changes in operating assets and
      liabilities:
          Accounts receivable........      18,681      39,523
          Inventories................        (514)    (13,891)
          Other current assets.......      (7,644)      3,011
          Trade accounts payable.....     (37,633)    (23,018)
          Other current
             liabilities.............      (2,639)     (2,315)
                                       ----------  ----------
               Net cash used in
                  operations.........     (28,009)     (8,800)
                                       ----------  ----------
Cash flows from investing activities:
     Purchases of property, plant and
      equipment......................      (8,534)    (19,894)
     Proceeds from sale of property,
      plant and equipment............      --           1,000
                                       ----------  ----------
               Net cash used in
                  investing
                  activities.........      (8,534)    (18,894)
                                       ----------  ----------
Cash flows from financing activities:
     Net proceeds from Huber.........      23,338      33,945
     Proceeds from notes payable.....      15,247      --
     Other...........................        (796)     (1,200)
                                       ----------  ----------
               Net cash provided by
                  financing
                  activities.........      37,789      32,745
                                       ----------  ----------
Net change in cash...................       1,246       5,051
Cash and cash equivalents at
  beginning of year..................      10,306       3,388
                                       ----------  ----------
Cash and cash equivalents at June
  30.................................  $   11,552  $    8,439
                                       ==========  ==========
Supplemental disclosures of cash flow
  information:
     Income taxes paid...............  $    1,091  $      253
                                       ==========  ==========
     Interest paid...................  $   11,553  $    4,318
                                       ==========  ==========

         See accompanying notes to condensed combined financial statements.

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
                             AVEX ELECTRONICS, INC.
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION

     AVEX Electronics, Inc. (together with its subsidiaries and related companies), herein referred to as the Company, is an independent provider of contract manufacturing and design services to original equipment manufacturers
(OEMs) in select industries, including the telecommunications, communications, computer and consumer industries.

     The condensed combined financial statements included herein have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all normal and recurring adjustments which in the opinion of management are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited condensed combined financial statements should be read in conjunction with the audited annual financial statements and notes included elsewhere herein.

(2)  BORROWING FACILITIES

  DUE TO PARENT

     The Company is a wholly-owned subsidiary of J. M. Huber Corporation (Huber). Huber provides the Company with financing in the form of interest-bearing debt. Debt payable to Huber at June 30, 1999 consisted of the following:

Short Term:
     Note payable to Huber Resource
       Corp. bearing interest at
       rates determined as noted
       below due on June 30 and
       December 31 of each year with
       principal due upon demand.....  $   199,641,000
     Note payable to Huber Resource
       Corp. bearing interest at
       rates determined as noted
       below due on February 23 of
       each year with no fixed
       maturity......................        5,729,000
     Note payable to J.M. Huber
       Corporation bearing interest
       at 0% with principal due on
       December 31, 1999.............       29,256,000
                                       ---------------
               Total.................  $   234,626,000
                                       ===============
Long Term:
     Note payable to Huber Resource
       Corporation, bearing interest
       at LIBOR plus 200 basis points
       (7.368% at June 30, 1999) due
       on the 5th business day of
       each quarter with principal
       due June 25, 2002.............  $     1,919,000


     For all interest-bearing notes payable to Huber, interest is determined by reference to the one-hundred ten percent (110%) AFR Federal Short-Term Rate specified under Section 1274(d) of the Internal Revenue Code and released by the Internal Revenue Service from time to time (5.48% at June 30, 1999).

  NOTES PAYABLE

     Notes payable at June 30, 1999 consisted mainly of multiple short-term borrowings from various Brazilian financial institutions. The notes are repayable at various times from July 1999 to August 1999. The effective annual interest rate on these notes ranged from 20.25% to 28.5% at

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
                             AVEX ELECTRONICS, INC.
        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



June 30, 1999. These notes are used to refinance the Company's operations in Brazil and are denominated in Brazilian Reals.

(3)  INVENTORIES

     Inventory costs are summarized as follows:

                                          JUNE 30,
                                            1999
                                       ---------------
Raw materials........................  $    87,015,000
Work in process......................       20,984,000
Finished goods.......................        7,942,000
                                       ---------------
                                       $   115,941,000
                                       ===============

(4)  INCOME TAXES

     Income tax expense consists of the following:

                                            SIX MONTHS ENDED
                                                JUNE 30,
                                       --------------------------
                                           1999          1998
                                       ------------  ------------
US Federal...........................  $    --       $    --
State................................       --            --
Foreign..............................     1,091,000       253,000
                                       ------------  ------------
Total................................  $  1,091,000  $    253,000
                                       ============  ============

(5)  RESTRUCTURING

     In 1998, the Company commenced a restructuring of certain of its operations and recorded a restructuring charge of $15.7 million.

     The major component of the restructuring charge related to the elimination of approximately 916 contractor and employee positions. As a result, $7.4 million of severance and related costs was included in the charge of which approximately $2.4 million was paid in 1998. During the six months ended June 30, 1999, $5.4 million was paid to satisfy all severance and related costs; $400,000 paid in excess of the original estimate was charged to restructuring charges in 1999.

     The Company also closed certain manufacturing facilities and discontinued certain of its operating facilities. As a result, the restructuring charge also included a $6.0 million write down to fair value of certain equipment and leasehold improvements, and $2.0 million related to the write off of certain prepaid assets. At June 30, 1999, $5.6 million reserve remains for the equipment and leasehold improvement write down. The Company expects to complete the disposition of these assets by December 31, 1999 and believes that these estimates remain appropriate. Management reduced these reserves by $400,000 during 1999 and credited this reduction to the restructuring charge.

     The amount of restructuring and other costs is based on management's estimates regarding the outcome of future events including the recoverability of net realizable values of assets and the ultimate determination of liabilities related to the restructuring plan. Actual results could substantially differ from those estimates. Such differences, if any, will be recorded in the statement of operations when they are known.

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
                             AVEX ELECTRONICS, INC.
        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(6)  CONTINGENCIES

     The Company is subject to lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are adequately covered by insurance or, if not covered, are without merit or are of such amounts as they would not have a material adverse effect on the Company's financial position or results of operations or liquidity.

(7)  SUBSEQUENT EVENT

     On July 2, 1999, Benchmark Electronics Inc. (Benchmark) and Huber announced a stock purchase agreement providing for Benchmark to acquire all of the outstanding capital stock of the Company. In consideration of the capital stock of the Company, Benchmark has agreed to pay $255 million in cash, subject to certain adjustments, and issue one million shares of common stock of Benchmark to Huber. Certain members of Company management will receive a transaction incentive bonus from Huber if a transaction is consummated.

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